Exhibit 3.35

BYLAWS

OF

ROCK CREEK ATHLETICS, INC.

ARTICLE I

OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of Grinnell located in Poweshiek County. The Corporation may have such other offices, within or without the State of Iowa, as the business of the corporation may require from time to time.

The registered office of the corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation, subject to change from time to time by resolution by the Board of Directors and filing of statement of said change as required by the Iowa Business Corporation Act.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held on the first Wednesday of each February, beginning with the year 1997, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may time before the meting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the Board of Directors or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the Untied States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period; but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting shareholders, such books shall be closed for at least ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for and such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular actions, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholder entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution if the Board of Directors declaring such a dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of a corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote as such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7. QUORUM OF SHAREHOLDERS. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act, the Articles of Incorporation, or the Bylaws.

SECTION 8. PROXIES. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 10 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury shares not, unless the Articles of Incorporation otherwise provide, shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Subject to the provisions of the foregoing paragraph this section, shares standing in the name of another corporation, domestic or foreign, may be voted by such officer agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

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SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting by ballot.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER AND ELECTION OF DIRECTORS. The number of directors of the corporation shall be three [3]. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office for the term for which he is elected and until his successor shall have been elected and qualified.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any one [1] director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least ten [10] days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed and postage prepaid. If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of the directors fixed by the Bylaws shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at a said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

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SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of a majority of the directors then in office, even if less than a quorum of the Board of Directors. A director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new directorship.

SECTION 9. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken; unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 11. INFORMAL ACTION BY DIRECTORS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be.

SECTION 12. TELEPHONE CONFERENCE MEETINGS. Subject to other applicable provisions contained in these Bylaws, any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors, or a committee of directors, may be taken by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and the participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

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ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall consist of a President, one Vice President, a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries, or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created an filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. PRESIDENT. The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation, subject to the general powers of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with he Secretary and any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares or statements of issuance of shares without certificate of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors form time to time.

SECTION 6. THE VICE PRESIDENT(S). In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any

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designation then in order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares or statements of issuance of shares without certificate of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation; and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of [Article V] of these Bylaws. He shall in general person all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. THE SECRETARY. The Secretary shall keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation, if any, is affixed to all certificates for shares or statements of issuance of shares without certificate prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the President, or a Vice President, certificates for shares or statements of issuance of shares without certificate of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties as from time to time may be assigned to him bet he President or by the Board of Directors.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares or statements of issuance of shares without certificate of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the President or the Board of Directors.

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SECTION 10. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that his is also a director of the corporation.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Subject to the provisions of Section 22 of the Iowa Business Corporation Act, certificates representing shares or statements of issuance of shares without certificate of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates or statements shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and shall be sealed with the seal of the corporation, if any, or a facsimile thereof. The signatures of the President or Vice President and Secretary or Assistant Secretary upon a certificate or statement signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates or statements surrendered to the corporation for transfer shall be canceled and no new certificates or statements shall be issued until the former certificate or statement for a like number of shares shall have been

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surrendered and canceled, except that in case of a lost or destroyed or mutilated certificate or statement a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFERS OF SHARES. Subject to the rights conferred by Chapter 493A of the Code of Iowa (1958), transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and only on surrender for cancellation of the certificate of such shares or statement of issuance of shares without certificate. Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Iowa Business Corporation Act.

ARTICLE IX

SEAL

The Board of Directors may provide for a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, “Corporate Seal, Iowa.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provision of the Iowa Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

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ARTICLE XI

AMENDMENTS

These Bylaws may be altered, amended or repealed an new Bylaws may be adopted at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting.

ARTICLE XII

INDEMNIFICATION

Any person with respect to whom corporations are empowered to grant indemnification insertion events under the Iowa Business Corporation Act shall be entitled to the full benefits of such indemnification as a matter of right by this corporation by reason of past or present services as a director, officer, employee or agent of this corporation, or past or present service at the request of this corporation in any of such capacities in or of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XIII

EXECUTIVE AND OTHER COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committed and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (1) declare dividends or distributions, (2) approve or recommend to shareholders actions or proposals required by the Iowa Business Corporation Act to be approved by shareholders; (3) designate candidates for the office of director, for purposes of proxy and solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) approve a plan of merger not requiring shareholder approval; (6)reduce surplus; (7) authorize or approve the reacquisition of shares unless pursuant to a general formula or method of specified by the Board of Directors; or, (8) authorize or approve the issuance or sale of, or any contract to issue or sell, shares; however, the Board of Directors having acted regarding general authorization for the issuance or sale, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize, to the extent permitted by the Iowa Business Corporation Act, a committee to fix the terms of any contract for the sale of shares to fix the terms upon which such shares may be issued or sold.

ARTICLE XIV

VOTING OF STOCK IN OTHER CORPORATIONS

Subject to directions, if any, of the Board of Directors, the Present, or in his absence any Vice President, is authorized and empowered to act for and on behalf of the corporation by

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attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking a similar or related actions, all respecting stock of other corporations which is owned by the corporation, all without further authority than as herein contained. The Board of Directors may, in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation in which this corporation may own or hold shares of stock.

Secretary of the Corporation